POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of ING USA Annuity and Life Insurance Company ("ING USA"), constitute and appoint, John S. (Scott) Kreighbaum or James A. Shuchart, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following ING USA registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and affirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

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ING USA Annuity and Life Insurance Company Separate Account B Initial Registration Statement on Form N-4 (File No. 333-_______; 811-5626) for registration of Contracts offered through Separate Account B.

Signature	Title	Date

/s/Harry N. Stout Harry N. Stout	President (principal executive officer)	May 1, 2006
/s/Steven T. Pierson Steven T. Pierson	Senior Vice President and Chief Accounting Officer	May 3, 2006
/s/David A. Wheat David A. Wheat	Director Chief Financial Officer	May 3, 2006
/s/Thomas J. McInerney Thomas J. McInerney	Director and Chairman	May 8, 2006
/s/Kathleen A. Murphy Kathleen A. Murphy	Director	May 2, 2006
/s/Catherine H. Smith Catherine H. Smith	Director	May 8, 2006
/s/Robert W. Crispin Robert W. Crispin	Director	May 8, 2006